Exhibit 10kk

                              TABLE OF CONTENTS

                                                                     Page

SECTION 1.   INTRODUCTION AND PURPOSE ..............................    1
   Section 1.1  Introduction .......................................    1
   Section 1.2  Purpose ............................................    1

SECTION 2.   ELIGIBILITY ...........................................    1
   Section 2.1  Participation ......................................    1
   Section 2.2  Mandatory Retirement................................    1
   Section 2.3  Eligibility For Executive Pension ..................    2
   Section 2.4  CFEP Executive .....................................    2

SECTION 3.   EXECUTIVE PENSION .....................................    3
   Section 3.1  Amount .............................................    3
   Section 3.2  Applicable Formula for Total Benefit ...............    3
   Section 3.3  Basic Benefit ......................................    4
   Section 3.4  Officer Minimum Benefit ............................    5
   Section 3.5  Cash Balance Benefit ...............................    6
   Section 3.6  Officer Supplemental Benefit .......................    8
   Section 3.7  Special Increases ..................................    9

SECTION 4.   DISTRIBUTION ..........................................    9
   Section 4.1  Pensions ...........................................    9
   Section 4.2  Notification Of and Application For Benefits .......   10
   Section 4.3  Deferred Payment Date ..............................   10
   Section 4.4  Death Following Annuity Start Date..................   11

SECTION 5.   WELFARE BENEFITS FOR CERTAIN PARTICIPANTS ............    11
   Section 5.1  Eligibility ........................................   11
   Section 5.2  Benefits ...........................................   11

SECTION 6.  DISTRIBUTION AT PARTICIPANT'S DEATH ....................   11
   Section 6.1  Dies After Annuity Start Date.......................   11
   Section 6.2  Dies Before Annuity Start Date .....................   12
   Section 6.3  Regular Surviving Spouse Benefit ...................   12
   Section 6.4  Surviving Spouse Cash Balance Benefit ..............   13
   Section 6.5  Form and Time of Payment ...........................   13

SECTION 7.  DEATH BENEFITS .........................................   14
   Section 7.1  Eligibility and Waiver .............................   14
   Section 7.2  Benefits ...........................................   15

SECTION 8.  RIGHTS TO BENEFITS .....................................   15
   Section 8.1  Entitlement to Benefits.............................   15
   Section 8.2  Effect of Reemployment .............................   15
   Section 8.3  Forfeiture for Misconduct ..........................   16
   Section 8.4  Waiver in Absence of Claims Release.................   16
   Section 8.5  Waiver by Damage Claims or Suits....................   16
   Section 8.6  Offset for Judgment or Settlement...................   17
   Section 8.7  Offset for Payments Under Law ......................   17

SECTION 9.  SOURCE OF BENEFIT PAYMENTS .............................   17
   Section 9.1  Participating Company Liability ....................   17
   Section 9.2  All Benefits Unfunded ..............................   17
   Section 9.3  No Right to Company Assets .........................   18









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SECTION 10.  ADMINISTRATION ........................................   18
   Section 10.1  Plan Sponsor ......................................   18
   Section 10.2  Plan Administrator ................................   18
   Section 10.3  Procedure To Approve and Deny Claims ..............   18
   Section 10.4  Review Procedure ..................................   19
   Section 10.5  Further ERISA Rights ..............................   19
   Section 10.6  Named Fiduciaries .................................   19
   Section 10.7  Allocation of Responsibilities ....................   19
   Section 10.8  Administrative Expenses ...........................   20

SECTION 11.  AMENDMENT AND TERMINATION .............................   20
   Section 11.1  Plan Amendment ....................................   20
   Section 11.2  Plan Termination ..................................   20

SECTION 12.  DEFINITIONS ...........................................   20

APPENDIX A -- SUPPLEMENTARY RATE ...................................   28

APPENDIX B -- OPENING BALANCE FACTORS ..............................   29














































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                            PACIFIC TELESIS GROUP
                  EXECUTIVE SUPPLEMENTAL CASH BALANCE PLAN

                        (Amended as of July 1, 1996)


SECTION 1.  INTRODUCTION AND PURPOSE

Section 1.1  Introduction

The Pacific Telesis Group Executive Supplemental Pension Plan (the "Executive Plan") was adopted as of July 1, 1995 to merge the Pacific Telesis Group Executive Non-Salaried Pension Plan (a "Predecessor Plan") and the Pacific Telesis Group Supplemental Executive Retirement Plan (a "Predecessor Plan") into a single plan and to include the minimum pension and related welfare and surviving spouse benefits previously provided by the Pacific Telesis Group Senior Management Long Term Disability and Survivor Protection Plan (a "Predecessor Plan"). The benefits provided by the Executive Plan are substantially similar to the benefits provided by the Predecessor Plans. The Board of Directors of the Company adopted resolutions on March 22, 1996, authorizing the incorporation of a cash balance formula and renaming the Executive Plan the Pacific Telesis Group Executive Supplemental Cash Balance Plan. The terms of the Executive Plan, as amended, apply to each Participant whose Termination of Employment occurs on or after March 22, 1996. Capitalized terms are defined in Section 12.

Section 1.2  Purpose

The purpose of the Executive Plan is to assist Participating Companies in attracting and retaining highly competent senior managers by providing certain unfunded pension benefits to eligible Executives. The benefits provided by the Executive Plan, when aggregated with the benefits provided by the Salaried Pension Plan, are intended to provide the Executive with approximately the same benefit that the Executive would have been entitled to receive under the Salaried Pension Plan if the Salaried Pension Plan
(i) recognized total base pay (whether or not deferred) and short term incentive awards as compensation for purposes of benefit calculation and
(ii) were not subject to any legal limitations on the amount of benefits that could be paid under such plan. In addition, the Executive Plan provides minimum pensions and welfare benefits to certain eligible Executives.

SECTION 2.  ELIGIBILITY

Section 2.1  Participation

An Executive or a former Executive who is a Participant in the Executive Plan on March 22, 1996 shall be an Existing Participant in the Executive Plan as amended. Any other Employee who is designated as eligible to participate in the Executive Plan after June 30, 1996 shall become a Participant immediately upon being so designated. Participation shall cease at the Participant's Termination of Employment unless the Participant is then eligible for benefits under the Executive Plan.

Section 2.2  Mandatory Retirement


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Each Participant  subject to a  Mandatory Retirement Age  shall cease  to be eligible for continued employment by a Participating Company no later than the last day of the month in which such Participant attains the Mandatory Retirement Age.

Section 2.3  Eligibility For Executive Pension

     2.3  (a)    Requirements.   A  Participant  shall  be eligible  for  an
Executive Pension:

          (1) at Termination of Employment, if the Participant is eligible for a pension under the Salaried Pension Plan without regard to any minimum benefits or early retirement window benefits which change the usual eligibility requirements for pensions under the Salaried Pension Plan;

          (2) at Termination of Employment, if the Participant is eligible for an Officer Minimum Benefit under Section 3.4; or

          (3) before Termination of Employment, but only if a Participant who is not subject to the Mandatory Retirement Age requirements becomes eligible for an in-service pension under the Salaried Pension Plan. In such a case, the Participant's Executive Pension shall be redetermined upon Termination of Employment, under procedures applicable to the Participant's Qualified Pension Benefit as provided under the Salaried Pension Plan.

     2.3(b) Prior Participants. All Participants who were retired or terminated former Executives as of the initial Effective Date of the Executive Plan shall continue to be entitled to receive the benefits they were receiving or entitled to receive under the terms of the Predecessor Plans. Each other Participant who retired or terminated employment on or after the initial Effective Date, but before March 22, 1996, shall continue to be entitled to receive the benefits he or she was receiving or entitled to receive under the terms of the Executive Plan as in effect at such Participant's Termination of Employment.

Section 2.4  CFEP Executive

A Participant who is a Select Officer will become a CFEP Executive as of the date of such Participant's Termination of Employment, provided:

     (a) the Participant executes an acknowledgment within the applicable election period defined in the acknowledgment, as that may be amended, confirming the Participant's intent to defer Termination of Employment to the Intended Termination Month specified in the acknowledgment;

     (b) the Participant terminates employment in the Intended Termination Month or dies while an Employee prior to the Intended Termination Month;

     (c) the cashout value of the Total Benefit determined by using the CFEP Factor under the Basic Benefit formula in Section 3.3, the Officer Minimum Benefit formula under Section 3.4, or the Officer Supplemental Benefit formula under Section 3.6, whichever is the greatest, is greater than the balance of the Participant's Executive Account at the Participant's Termination of Employment; and

     (d)  the  Participant  (or  surviving  spouse,  in  the  event  of  the

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Participant's  death) elects to receive a cashout payment of the accelerated transition benefit payable under the Salaried Pension Plan.

SECTION 3.  EXECUTIVE PENSION

Section 3.1  Amount

The Executive Pension payable to a Participant at the Participant's Annuity Start Date shall be equal to the Participant's Total Benefit determined under Section 3.2 below, reduced by the Participant's Qualified Pension Benefit. The Executive Pension payable to the surviving spouse of a Participant who dies before his or her Annuity Start Date shall be equal to the surviving spouse's Total Benefit determined under Section 6 below, reduced by the surviving spouse's Qualified Pension Benefit. If a Participant who dies before his or her Annuity Start Date does not leave a surviving spouse, the Executive Pension attributable to such Participant shall be equal to the excess, if any, of the Participant's Executive Account over his or her Account under the Salaried Pension Plan, determined at the distribution date, and shall be payable to the Participant's estate.

Section 3.2      Applicable Formula for Total Benefit

The Total Benefit of a Participant who is an Executive at Termination of Employment shall be computed as follows:

     3.2(a)  Participant on March 22, 1996.

          (1) The Total Benefit of an Existing Participant payable at the Participant's Annuity Start Date shall be determined under whichever of the following formulas would provide the greatest benefit when expressed as a monthly pension for the Participant's life commencing at the Participant's Termination of Employment:

               (A)  the  Basic  Benefit  under  Section   3.3,  if  eligible
therefor;

               (B) the Officer Minimum Benefit under Section 3.4, if eligible therefor;

               (C)  the Cash Balance Benefit under Section 3.5; or

               (D)  the Officer Supplemental Benefit under Section 3.6.

          (2) If an Existing Participant other than a Participant described in paragraph (1) above is also a CFEP Executive, the Total Benefit payable at the Participant's Annuity Start Date shall be determined under whichever of the following formulas would provide the greatest cashout value at the Participant's Termination of Employment determined by using the CFEP Factor:

               (A)  the  Basic  Benefit  under  Section  3.3,   if  eligible
therefor;

               (B) the Officer Minimum Benefit under Section 3.4, if eligible therefor; or

               (C)  the Officer Supplemental Benefit under Section 3.6.

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          (3)  The Total Benefit determined under  Section 3.3 or 3.4  shall
be  reduced for  early payment  as provided  in the  applicable section.   A
Participant's Qualified Pension Benefit shall be reduced for early payment to the extent provided under the Salaried Pension Plan. A Participant's Executive Pension shall be paid in the form and at the time provided in
Section 4  and may be subject  to special increases as  described in Section
3.7 below.

     3.2(b) Participation Commences after Effective Date. The Total Benefit payable at the Annuity Start Date of an Employee who becomes a Participant after June 30, 1996 shall be the Cash Balance Benefit determined under Section 3.5 at the Participant's Annuity Start Date.

     3.2(c) Participant Not An Executive At Retirement. If a Participant is not an Executive at his or her Termination of Employment, but was an Executive during some previous period, the Participant's Total
Benefit shall be determined as set forth in this Section 3.2, except that, to the extent applicable, (i) the Years of Credited Service under the Basic Benefit shall be determined as though the Participant's Termination of Employment occurred on the date that he or she ceased serving as an Executive, (ii) the Participant shall not be eligible for the Officer Minimum Benefit or the Officer Supplemental Benefit, and (iii) the Executive Pension shall not be subject to special increases under Section 3.7 below. The Participant's actual service and age shall be used under Section 3.3(c) to determine the appropriate early payment discount for the Regular Basic Benefit.

Section 3.3  Basic Benefit

The Basic Benefit is the sum of the Participant's Regular Basic Benefit and his or her Imputed Basic Benefit.

     3.3(a) Eligibility for Regular Basic Benefit. An Employee who is or was an Executive shall be eligible for a Regular Basic Benefit if the Participant is eligible for a Qualified Pension Benefit.

     3.3(b) Amount of Regular Basic Benefit. A Participant's Regular Basic Benefit shall be a monthly pension equal to:

               (1) two percent (2%) of the sum of the Participant's Final Average Monthly Base Pay determined over the 60-month period ending June 30, 1996 or, if earlier, the Participant's Termination of Employment during the period beginning March 22, 1996 and ending June 30, 1996, and his or her Final Average Monthly STIP Awards determined over the 60-month period ending June 30, 1996 or, if earlier, the Participant's Termination of Employment during the period beginning March 22, 1996 and ending June 30, 1996; multiplied by

               (2) the Participant's Years of Credited Service as of June 30, 1996 or, if earlier, as of the Participant's Termination of Employment during the period beginning March 22, 1996 and ending June 30, 1996.

A Participant's Regular Basic Benefit shall be adjusted for early payment under Section 3.3(c) below.

          3.3(c)    Adjustments to Regular Basic  Benefit.  A  Participant's

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Regular   Basic  Benefit  shall  be   adjusted  as  follows   based  on  the
Participant's service at his or her Termination of Employment.

               (1) Early Payment. A discount equal to 1/12th of 2% will apply for each full or partial month down to age 50 prior to the month in which the Participant is at least 55 with a Term of Employment of not less than 20 years or, if earlier, the date on which the Employee is at least 65 with a Term of Employment of not less than five years. If the Participant is less than 50 at his or her Annuity Start Date, an additional discount equal to 1/12th of 4% will apply for each full or partial month down to age 45 prior to the month in which the Participant is 50. If the Participant is less than 45 at his or her Annuity Start Date, a further additional discount equal to 1/12th of 8% will apply to each full or partial month down the Participant's age at his or her Annuity Start Date prior to the month in which the Participant is 45.

               (2) Exceptions. No adjustment shall be made if the Participant has at least 10 Years of Officer Service and if, at the time of his or her Termination of Employment, the Participant is at least 55 years of age and is an Officer. In addition, no adjustment shall be made if the Participant's Term of Employment is at least 30 years; the Participant is at least 55 with a Term of Employment of not less than 20 years; or the Participant is at least 65 and vested under the Salaried Pension Plan.

               (3) Minimum and Window Benefits. A Participant's Regular Basic Benefit shall not be increased for any minimum or early retirement window benefit that may be available under the Salaried Pension Plan unless the Executive Plan is amended accordingly. In no event shall a Participant's Regular Basic Benefit at his or her Annuity Start Date be less than the Regular Basic Benefit accrued under the Executive Plan at any earlier time, determined as though the Participant had terminated employment at the earlier time and as though the Executive Plan had always been in existence.

     3.3(d) Eligibility for Imputed Basic Benefit. A Participant who was a PacTel Employee before the Separation Date shall be eligible for an Imputed Basic Benefit if he or she received allocations of basic, variable or transition contributions under the PacTel Retirement Plan while deferring compensation under the Pacific Telesis Group Executive Deferral Plan.

     3.3(e) Amount of Imputed Basic Benefit. A Participant's Imputed Basic Benefit shall be a monthly pension whose Present Value at the Participant's Annuity Start Date is equal to:

          (1) the sum of the amounts actually deferred under the Pacific Telesis Group Executive Deferral Plan attributable to base salary and Short Term Incentive Plan awards for each year between January 1, 1987, and the Separation Date multiplied by the sum of the basic, variable and transition contribution rates in effect under the PacTel Retirement Plan for each of those years; plus

          (2) Interest on such contributions to the Participant's Annuity Start Date.

Section 3.4  Officer Minimum Benefit


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The Officer Minimum Benefit provides a monthly pension to certain Executives who serve as Officers.

     3.4(a)   Eligibility  for Officer  Minimum Benefit.   A  Participant is
eligible for an Officer Minimum Benefit if:

          (1) the Participant became an Officer on or before January 24, 1992;

          (2) the Participant completes at least 10 Years of Officer Service at his or her Termination of Employment;

          (3) at the time of his or her Termination of Employment, the Participant is at least 55 years of age and is an Officer; and

          (4) in the case of a Participant whose Years of Officer Service were interrupted for any period of longer than six (6) months, the Participant thereafter completes at least 5 Years of Officer Service.

     3.4(b) Amount of Officer Minimum Benefit. An eligible Participant's Officer Minimum Benefit shall be a monthly pension equal to:

          (1) 45% of the sum of the Officer's Final Average Monthly Base Pay and Final Average Monthly STIP Award determined over the 60-month period ending June 30, 1996 or, if earlier, the Participant's Termination of Employment during the period beginning March 22, 1996, but ending June 30, 1996; reduced by

          (2) the sum of the Officer's PacTel Account Benefit, if any, and PacTel Pension Benefit, if any.

The percentage in paragraph (1) above shall be increased by 1% (up to a maximum of 50% for 15 or more Years of Officer Service) for each whole Year of Officer Service that an Officer has completed as of June 30, 1996 in excess of 10 Years of Officer Service. The percentage in paragraph (1) shall not be increased beyond 45% for any Years of Officer Service completed after June 30, 1996.

Section 3.5  Cash Balance Benefit

The Cash Balance Benefit of a Participant shall be a monthly pension payable for the Participant's life determined by dividing the Participant's Executive Account described in subsection (a) below at the applicable determination date by the product of the Standard Factor based on the Participant's age and 12. For purposes of determining which benefit formula provides the largest Total Benefit under Section 3.2(a)(1), the applicable determination date shall be the Participant's Termination of Employment. If a Participant's Total Benefit at the Annuity Start Date is determined under the cash balance benefit formula, the applicable determination date for computing the amount payable shall be the Participant's Annuity Start Date.

     3.5(a) Executive Account. A hypothetical Executive Account shall be established for each Employee who is a Participant on or after March 22, 1996. As of any determination date, the value of a Participant's Executive Account shall be equal to the sum of:


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          (1)  the   Pay-based  credits   allocated  to   the  Participant's
Executive Account under subsection (b) below:

          (2) to the extent the Participant is eligible, the opening account balance credited under subsection (c) below;

          (3) any benefit in the nature of a cash balance benefit that is transferred to the Executive Plan from the Mid-Career Plan or the Excess Plan that is credited under subsection (e) on behalf of an Employee who becomes a Participant; and

          (4)  Cash Balance Interest credited under subsection (d).

     3.5(b) Pay-based Credits. As of the end of each month after June 1996, a Participant's Executive Account shall be credited with an amount equal to the sum of the Participant's Basic Rate and Supplementary Rate times the Participant's Pay for such month to the extent such Pay represents compensation for services performed as an Executive.

     3.5(c) Opening Balance. An opening balance will be established as of the Effective Date for each Existing Participant. The amount of the opening balance will be the sum of (w) times (z) and (x) times (y) times (z) where:

          (w) is the percentage factor from the Accumulation Table in Appendix A to the Salaried Pension Plan based on the Participant's service as of June 30, 1996;

          (x)  is the Participant's Supplementary Rate;

          (y) is the percentage factor from the Accumulation Table in Appendix B based on the Participant's service as of June 30, 1996, which shall include any service that could be bridged (as that term is described under the Salaried Pension Plan) as of June 30, 1996; and

          (z)  is the Participant's Cash Balance Conversion Pay.

     3.5(d) Interest Credits. As of the end of each month after June 1996, a Participant's Executive Account shall be credited with Cash Balance Interest on the balance in such account at the beginning of such month.

     3.5(e)  Transferred Benefits.

          (1) Mid-Career Plan Participant. An Employee who is appointed to an Officer position while a participant in the Mid-Career Plan shall cease participation in such plan as of the effective date of the appointment and immediately become a Participant in the Executive Plan. The Executive Account established for such a Participant shall be credited with the sum of the Participant's Mid-Career Account under the Mid-Career Plan and the
Participant's Total Account under the Excess Plan as of the date the Employee becomes covered under the Executive Plan. Benefits payable at the Participant's Termination of Employment shall be paid under the Executive Plan and the Salaried Pension Plan, and the Participant shall have no further right to benefits under the Mid-Career Plan or the Excess Plan.

          (2)  Other  Promoted Employees.    If an  Employee  who is  not  a
participant in the Mid-Career  Plan is designated as an  eligible Executive,

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such  Employee shall become  a Participant in  the Executive Plan  as of the
effective  date of the designation.   The Executive  Account established for
such an Employee shall be credited with the balance of the Employee's Total Account under the Excess Plan as of the date the Employee becomes covered under the Executive Plan. Benefits payable at the Participant's Termination of Employment shall be paid under the Executive Plan and the Salaried Pension Plan, and the Participant shall have no further right to benefits under the Excess Plan.

     3.5(f)  Service Proration.

          (1) A Participant's Executive Account shall be reduced under paragraph (2) below at the Participant's Termination of Employment prior to determining the applicable formula and the benefit payable if the
Participant:

               (A)  is an Existing Participant, or

               (B) was a participant in the Mid-Career Plan on March 22, 1996 or after March 22, 1996, but before July 1, 1996, and subsequently becomes a Participant in the Executive Plan,

and the Participant's Termination of Employment occurs before the Participant attains age 55 and completes not less than 10 Years of Officer Service or has a Term of Employment of not less than 20 years or, if earlier, occurs before the Participant attains age 65 and has a Term of Employment of not less than five years.

          (2)  The Executive Account of a Participant described in paragraph
(1) above, to the extent attributable to the application of the Participant's Supplementary Rate, shall be reduced by multiplying such portion by a fraction determined under (x) or (y) below, whichever produces the lower reduction, where:

               (x) is a fraction, the numerator of which is the Participant's actual Years of Officer Service at Termination of Employment, and the denominator of which is the number of Years of Officer Service the Participant would have completed if the Participant had remained in service until attaining age 55 and completing 10 Years of Officer Service; and

               (y) is a fraction, the numerator of which is the Participant's actual years and months in his or her Term of Employment at Termination of Employment, and the denominator of which is the number of years and months that the Participant would have completed if the Participant had remained in service until attaining age 55 and having a Term of Employment of not less than 20 years.

Section 3.6  Officer Supplemental Benefit

The Officer Supplemental Benefit provides a monthly pension to certain Executives who serve as Officers.

     3.6(a)    Eligibility.    A  Participant  is  eligible  for  a  Officer
Supplemental Benefit if the Participant:

          (1)  is an Existing Participant;

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          (2)  completes not less than 10 Years of Officer Service  or has a
Term of Employment of not less than 20 years; and

          (3) at the time of his or her Termination of Employment, the Participant is not less than 55 years of age and is an Officer.

     3.6(b) Amount. An eligible Participant's Officer Supplemental Benefit shall be a fixed dollar amount that restores a certain percentage of the monthly pension, determined as of July 1, 1996, that would have been payable under the Salaried Pension Plan and the Executive Plan as in effect at March 21, 1996 as of the date the Participant attained age 55 and completed not less than 10 Years of Officer Service or a Term of Employment of not less than 20 years.

Section 3.7  Special Increases

Unless the Committee determines otherwise, an Executive Pension payable as a monthly pension shall be increased by the same percentage and pursuant to the same terms and conditions as set forth in the Salaried Pension Plan for ad hoc increases to monthly pensions for retired Participants or their joint annuitants.

SECTION 4.  DISTRIBUTION

Section 4.1  Pensions

     4.1(a)   Time of Payment.   A Participant's Executive Pension  shall be
paid or commence as of the Participant's Annuity Start Date, subject to the Committee's discretion to determine another time or times of payment.

     4.1(b) Form of Payment. Subject to the Committee's discretion to determine another form of payment, a Participant may elect, prior to his or her Termination of Employment, one of the payment forms listed in paragraphs
(1) through (3) for his or her Executive Pension.

          (1) A single life annuity providing monthly payments over the Participant's life in the amount determined under Section 3, including any adjustment for early payment.

          (2) A joint and survivor annuity providing monthly payments equal to 90% of the amount payable under paragraph (1) above over the Participant's life, with a survivor benefit to the surviving spouse equal to 50% of the monthly pension payable during the Participant's lifetime. If the spouse dies during the Participant's lifetime, the Participant's monthly pension shall be increased to 100% of the single life annuity payable under paragraph (1) above as of the month following the month in which the spouse dies.

          (3) 120 equal monthly payments. The amount of the monthly payment shall be determined by dividing the cashout value determined under subsection (d) below (using the Standard Factor or the CFEP Factor, as applicable) by a conversion factor supplied by the actuaries of the Executive Plan. If the Participant dies before receiving all payments, the monthly payments shall continue to be paid to the Participant's surviving spouse unless the surviving spouse makes a written election to receive the present value of the remaining payments in a lump sum payment and the

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

Committee consents. If no spouse survives, the present value of the remaining payments (determined by using the Applicable Interest Rate as of the effective date of the payment) shall be paid to the Participant's estate as soon as practicable after the Participant's death.

     4.1(c) Committee's Final Determination. If the Participant does not elect one of the alternative forms of payment listed in subsection (b) above before his or her Termination of Employment, or if the Committee does not consent to the form of payment elected by the Participant, then the Committee shall determine, in its sole discretion, the form of payment for the Participant's Executive Pension and the appropriate adjustment to its amount.

     4.1(d)    Lump  Sum  Determination.   If  the  Committee,  in its  sole
discretion, determines that a Participant's Executive Pension shall be paid in a lump sum, the amount of such benefit shall be calculated as follows:

          (1) If the Participant's Total Benefit is determined under the Cash Balance Benefit formula, the Executive Pension payable as a lump sum shall equal the excess of the Participant's Executive Account over the Participant's Account under the Salaried Pension Plan.

          (2) If the Participant's Total Benefit is determined under the Basic Benefit formula, the Officer Minimum Benefit formula or the Officer Supplemental Benefit formula, and the Participant is not a CFEP Executive, the Executive Pension payable as a lump sum shall equal the Present Value of the Participant's Total Benefit under the applicable formula determined by using the Standard Factor for the Participant's age at the Annuity Start Date less the Participant's Qualified Pension Benefit. If the Participant is a CFEP Executive, the Executive Pension payable as a lump sum shall equal the Present Value of the Participant's Total Benefit under the applicable formula determined by using the CFEP Factor at the Annuity Start Date less the Participant's Qualified Pension Benefit.

     4.1(e) Limitation. Notwithstanding subsection (b) above, if a Participant receives his or her Qualified Pension Benefit as a lump sum, and the lump sum value of his or her benefits under all nonqualified pension plans sponsored by the Company, including the Executive Plan, is less than $50,000 at the Participant's Annuity Start Date, the Participant's Executive Pension shall be paid to the Participant in a lump sum at the same time as the Participant's Qualified Pension Benefit.

Section 4.2  Notification Of and Application For Benefits

The Plan Administrator may notify the Participant of the amount of his or her Executive Pension and may require the Participant to apply for benefits under the Executive Plan.

Section 4.3  Deferred Payment Date

If a Participant's Qualified Pension Benefit is payable as an accelerated transition benefit, and the Participant fails to consent to an immediate distribution as of his or her Annuity Start Date, the commencement of his or her Executive Pension also shall be delayed, and any unpaid monthly benefits under this Executive Plan from the Annuity Start Date to the date that the Executive Pension actually starts shall be paid to the Participant in a

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

single sum without interest when payment commences.

Section 4.4  Death Following Annuity Start Date

If a Participant dies before the Executive Pension commences, but after his or her Annuity Start Date (so that a surviving spouse benefit is not payable under Section 6), the Participant's Executive Pension shall be paid in the form previously elected, or deemed elected under Section 4.1(b) as soon as practicable after the Participant's death, unless the Committee determines another time and form of payment. If the Participant had elected a life annuity, unpaid monthly benefits from the Participant's Annuity Start Date to the date of death shall be payable to the Participant's estate or to such other person or persons as are entitled to the Participant's property under applicable law. If the Participant had elected a joint and survivor annuity, unpaid monthly benefits from the Participant's Annuity Start Date to the date of death shall be payable to the Participant's joint annuitant and the survivor portion of such annuity shall be payable to the joint annuitant as of the date of the Participant's death.

SECTION 5.  WELFARE BENEFITS FOR CERTAIN PARTICIPANTS

Section 5.1  Eligibility

A Participant is eligible for benefits under this section after his or her Termination of Employment if he or she is not eligible for retiree welfare benefit coverage under the Company's group welfare benefit plans but is:

     (a) at least 62 years of age at Termination of Employment and has a Term of Employment of at least 5 years; or

     (b) at least 55 years of age and an Officer at Termination of Employment and has at least 10 Years of Officer Service.

Section 5.2  Benefits

An eligible Participant under Section 5.1 above shall be entitled to life insurance benefits which are equivalent to the benefits which would have been provided to the Participant under the Company's group life insurance plans if he or she had been eligible for a service pension under the Salaried Pension Plan as in effect at March 21, 1996. In addition, an eligible Participant under Section 5.1(b) above shall be entitled to medical and dental benefits which are equivalent to the benefits which would have been provided to the Participant under the Company's group medical and dental benefit plans if he or she had been eligible for a service pension under the Salaried Pension Plan as in effect at March 21, 1996.

SECTION 6.  DISTRIBUTION AT PARTICIPANT'S DEATH

Section 6.1  Dies After Annuity Start Date

If the Participant cashed out his or her Executive Pension before death, no additional benefits shall be payable under the Executive Plan at the Participant's death except as provided in Section 7, to the extent applicable. If the Participant was receiving his or her Executive Pension in the form of a monthly pension under a single life annuity at his or her death, all payment shall cease as of the end of the month in which the

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

Participant's death occurs. If the Participant was receiving his or her Executive Pension as a joint and survivor annuity, or under the 120 monthly payment option at death, payment of the Executive Pension shall continue as provided in Section 4.1(b)(2).

Section 6.2  Dies Before Annuity Start Date

     6.2(a)    Existing  Participants.    If  an  Existing Participant  dies
before his or her Annuity Start Date, the Total Benefit of the surviving spouse shall be determined as provided in this subsection (a).

          (1) Amount. If an Existing Participant was not a Select Officer described in subparagraph (2) below at his or her death, the Total Benefit at the surviving spouse's Annuity Start Date shall be the Regular Surviving Spouse Benefit under Section 6.3(a) below if such benefit, determined at the Participant's death, is greater than the Surviving Spouse Cash Balance Benefit under Section 6.4(a) when expressed as a monthly pension payable for the life of the surviving spouse, commencing at the Participant's death. The Total Benefit at the surviving spouse's Annuity Start Date shall be the Surviving Spouse Cash Balance Benefit under Section 6.4(a) if such benefit, determined at the Participant's death, is greater than the Regular Surviving Spouse Benefit under Section 6.3(a) when expressed as a monthly pension payable for the life of the surviving spouse, commencing at the Participant's death.

          (2) Select Officer Benefit. If an Existing Participant was a Select Officer at his or her death, had executed the required acknowledgment described in Section 2.4 within the applicable period, but died prior to the Intended Termination Month, the Participant shall be deemed a CFEP Executive. In that case, the Total Benefit of the surviving spouse of such a Participant at the surviving spouse's Annuity Start Date shall be the cashout value of Regular Surviving Spouse Benefit under Section 6.3(a), determined at the Participant's death by using the CFEP Factor, if such amount is greater than the balance of the Existing Participant's Executive Account at the Participant's death. Otherwise, the Total Benefit at such spouse's Annuity Start Date shall be the Surviving Spouse Cash Balance Benefit under Section 6.4.

     6.2(b) New Hires. If a Participant, other than an Existing Participant, dies before his or her Annuity Start Date, the Total Benefit payable at the surviving spouse's Annuity Start Date shall be the Surviving Spouse Cash Balance Benefit under Section 6.4(a), provided such spouse is eligible for a Qualified Plan Benefit.

     6.2(c) No Surviving Spouse. If no spouse survives a Participant, an amount equal to the excess of the Participant's Executive Account over his or her Account under the Salaried Pension Plan, determined as of the date of distribution, shall be paid to the Participant's estate as soon as practicable after the Participant's death.

Section 6.3  Regular Surviving Spouse Benefit

     6.3(a) Amount. The Regular Surviving Spouse Benefit determined at the applicable date shall be equal to the survivor portion of the joint and survivor annuity that would have been payable under the Basic Benefit formula, the Officer Minimum Benefit formula, or the Officer Supplemental

Benefit formula, as applicable, if the Participant had started receiving such benefit in the form of a joint and survivor annuity on the day of his or her death and then immediately died. For this purpose, the joint and survivor annuity shall be deemed to be 90% of the monthly pension payable over the Participant's life under Section 3.3, 3.4 or 3.6, as applicable. A Participant's pension determined under Section 3.3 (Basic Benefit) shall be adjusted for early payment to the extent applicable under Section 3.3(c)(1) except if, at the time of his or her death, the Participant was an Employee and (i) had attained age 65 and was vested in his or her Qualified Pension Benefit or (ii) had a Term of Employment of not less than 15 years. For purposes of determining the applicable formula for computing the surviving spouse benefit of an Existing Participant at the spouse's Annuity Start Date, the applicable determination date shall be the day of the
Participant's death. For purposes of determining the amount of the surviving spouse benefit payable at the spouse's Annuity Start Date, the applicable determination date shall be the surviving spouse's Annuity Start Date.

     6.3(b) Special Increases. Unless the Committee determines otherwise, a surviving spouse benefit payable as a monthly pension under this Section
6.3 shall be increased by the same percentage and pursuant to the same terms and conditions set forth in the Salaried Pension Plan for ad hoc benefit increases to surviving spouses, provided the surviving spouse would be entitled to an automatic survivor annuity under the terms of the Salaried Pension Plan as in effect at March 21, 1996.

Section 6.4  Surviving Spouse Cash Balance Benefit

     6.4(a) Amount. The Surviving Spouse Cash Balance Benefit determined at the applicable date shall be a monthly pension for the life of the surviving spouse of a Participant, determined by dividing the Participant's Executive Account by the product of the Standard Factor for the surviving spouse's age at the Participant's death and 12. For purposes of determining the applicable formula for computing the surviving spouse benefit of a Participant at the spouse's Annuity Start Date, the applicable determination date shall be the day of the Participant's death. For purposes of determining the surviving spouse benefit payable at the spouse's Annuity Start Date, the applicable determination date is the surviving spouse's Annuity Start Date.

     6.4(b) Special Increases. Unless the Committee determines otherwise, the surviving spouse benefit payable as a monthly pension under this
Section 6.4 shall be increased by the same percentage and pursuant to the same terms and conditions set forth in the Salaried Pension Plan for ad hoc benefit increases to the monthly pensions of surviving spouses, provided the surviving spouse would be entitled to an automatic survivor annuity under the terms of the Salaried Pension Plan as in effect at March 21, 1996.

Section 6.5  Form and Time of Payment

     6.5(a) General Rule. The Executive Pension payable to a surviving spouse shall be equal to the Regular Surviving Spouse Benefit or the
Surviving Spouse Cash Balance Benefit, as applicable, reduced by the surviving spouse's Qualified Pension Benefit. Subject to the Committee's discretion to determine another time and form of payment, such Executive Pension shall be payable as a monthly pension for the life of the surviving

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

spouse, commencing as of the surviving spouse's Annuity Start Date.

     6.5(b) Exception. Notwithstanding the general rule in subsection (a) above, a surviving spouse of a Participant who dies prior to his or her Annuity Start Date may elect, within the election period that applies to payment of his or her benefits under the Salaried Pension Plan, to receive his or her Executive Pension in 120 equal monthly payments, subject to the Committee's discretion to determine another form. The amount of the monthly payment under the 120 payment option shall be determined by dividing the cashout value of the Executive Pension, determined by using the Standard Factor or CFEP Factor, as applicable (with respect to an Executive Pension based on a Regular Surviving Spouse Benefit) or the excess of the Participant's Executive Account over the Participant's Account under the Salaried Pension Plan (with respect to an Executive Pension based on a Surviving Spouse Cash Balance Benefit) by a conversion factor, which shall be provided by the actuaries of the Executive Plan. If the surviving spouse dies before receiving all payments, the present value of the remaining payments will be paid to the spouse's estate in a lump sum.

     6.5(c) Limitation. Notwithstanding subsection (a) above, if a surviving spouse receives his or her Qualified Pension Benefit as a lump sum, and the lump sum value of his or her benefits under all nonqualified pension plans sponsored by the Company, including the Executive Plan, is less than $50,000 at the surviving spouse's Annuity Start Date, the surviving spouse's Executive Pension shall be paid to the surviving spouse in a lump sum at the same time as the surviving spouse's Qualified Pension Benefit.

     6.5(d) Lump Sum Determination. If the Committee, in its sole discretion, determines that a surviving spouse's Executive Pension shall be paid in a lump sum, the amount of such benefit shall be calculated as follows:

          (1) If the Executive Pension payable at the surviving spouse's Annuity Start Date is based on the Surviving Spouse Cash Balance Benefit, the lump sum amount shall equal the excess of the Participant's Executive Account over the Participant's Account under the Salaried Pension Plan at such date.

          (2) If the Executive Pension payable at the surviving spouse's Annuity Start Date is based on the Regular Surviving Spouse Benefit, and the Participant is not deemed a CFEP Executive at death, the lump sum amount shall equal the Present Value of such benefit, reduced by the Present Value of the surviving spouse's Qualified Plan Benefit, both determined by using the Standard Factor for the surviving spouse's age at the Annuity Start Date. If the Participant is deemed a CFEP Executive at his or her death, the lump sum amount shall equal the Present Value of such benefit, reduced by the Present Value of the surviving spouse's Qualified Plan Benefit, both determined by using the CFEP Factor for the surviving spouse's age at the Annuity Start Date.

SECTION 7.  DEATH BENEFITS

Section 7.1  Eligibility and Waiver

The beneficiary of a Participant who dies as an Executive, or who dies after

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

Termination of Employment if the Participant was an Executive at the time of his or her Termination of Employment, shall be eligible for a death benefit under the Executive Plan if the beneficiary is eligible for death benefits under the Salaried Pension Plan. If a Participant is deemed to have waived a sickness or pensioner death benefit under the Salaried Pension Plan, then the associated death benefit under the Executive Plan also shall be deemed to have been waived.

Section 7.2  Benefits

Except as otherwise provided in this section  (or elsewhere in the Executive
Plan), the death benefits provided by the Executive Plan shall be determined and administered in the same manner and subject to the same terms and conditions as the accident, sickness and pensioner death benefits provided under the Salaried Pension Plan.

     7.2(a) Determination of Amount. The amount of a sickness, accident or pensioner death benefit provided by the Executive Plan shall be equal to one times the Participant's Final Annual Pay, reduced by the sickness, accident or pensioner death benefit payable with respect to the Participant under the Salaried Pension Plan, as applicable. In the case of a pensioner death benefit payable under the Executive Plan, the amount based on the Participant's Final Annual Pay shall be subject to the same reductions, if any, which are applied to the Participant's pensioner death benefit under the Salaried Pension Plan.

     7.2(b)   Form and Time of  Payment.  The Committee  shall determine, in its sole discretion, the time and form of payment for any death benefit paid under the Executive Plan.

     7.2(c)   Beneficiary.   The Participant's  beneficiary for  purposes of
this Section 7 shall be the beneficiary under the Salaried Pension Plan.

SECTION 8.  RIGHTS TO BENEFITS

Section 8.1  Entitlement to Benefits.

A Participant's Executive Pension shall be based on the terms of the Executive Plan in effect at the Participant's Termination of Employment. Entitlement to a surviving spouse benefit under Section 6 or a death benefit under Section 7 shall accrue on the date such benefit becomes payable. Except as otherwise provided in the Executive Plan, entitlement to other benefits described in the Executive Plan shall accrue on the date of the Participant's Termination of Employment.

     8.1(a) Assignment or Alienation. Except to the extent consistent with the requirements of section 206(d)(3) of ERISA relating to qualified domestic relations orders, no assignment or alienation of pensions or other benefits under the Executive Plan will be permitted or recognized.

     8.1(b)   Payments to Others.  Benefits  payable to an individual unable to execute a proper receipt may be paid to another person in accordance with the standards and procedures established under the Salaried Pension Plan.

Section 8.2  Effect of Reemployment


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

If a former Executive who is receiving an Executive Pension again becomes an Employee of any Participating Company, the monthly pension otherwise payable under the Executive Plan during the period of reemployment shall be suspended and forfeited. At the Executive's subsequent Termination of Employment, his or her Executive Pension shall be recalculated, as determined by the Committee, in the manner prescribed under the Salaried Pension Plan and the Excess Plan for redetermining pensions following reemployment and for adjusting such pensions for prior Executive Plan payments.

Section 8.3  Forfeiture for Misconduct

Notwithstanding any other provision of the Executive Plan, all or a portion of the benefits that a Participant or his or her surviving spouse, joint annuitant or beneficiaries would otherwise be eligible to receive under the Executive Plan may be forfeited, in the sole discretion of the Company's Board of Directors, if the Participant is discharged by a Participating Company for cause or a determination is made by the board of directors of a Participating Company that the Participant engaged in misconduct in connection with his or her employment by that Participating Company.

Section 8.4  Waiver in Absence of Claims Release

In case of an accident resulting in the death of a Participant which entitles his or her beneficiaries to death benefits under the Executive Plan, the beneficiaries shall, prior to the payment of any death benefits, sign a release releasing the Company or other Participating Company, as applicable, from all claims and demands which the Participant and the beneficiaries had or may have against it on account of the accident, other than claims for benefits under the Executive Plan or under any other plan maintained by the Company or a Participating Company. If any persons other than the beneficiaries under the Executive Plan might legally assert claims against a Participating Company on account of the death of the Participant, no death benefit shall be due or payable until there have also been delivered to the Committee good and sufficient releases of all claims, arising from or growing out of the death of the Participant, which such other persons might legally assert against the Participating Company. The Committee, in its discretion, may require that the releases described above also release any other company connected with the accident, including any company participating in the Executive Plan or the Salaried Pension Plan, and any company with which arrangements have been made, directly or indirectly, for the interchange of benefit obligations as described in the Salaried Pension Plan. The determination of whether or not a death is due to accident for purposes of this Section 8.4 shall be made by the Committee in the manner provided in the Salaried Pension Plan.

Section 8.5  Waiver by Damage Claims or Suits

Should a claim be presented or suit brought against the Company or any Participating Company, other than under the Executive Plan, for damages on account of the death of an individual who was at any time a Participant in the Executive Plan, no death benefits shall be payable under the Executive Plan except as provided in Section 8.6 below or unless the Committee, in its sole discretion and upon such terms as it may prescribe, waives this provision after withdrawal of the claim or dismissal of the suit.


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

Section 8.6  Offset for Judgment or Settlement

In case any judgment is recovered against any Participating Company or any settlement is made of any claim or suit on account of the death of an individual who was at any time a Participant in the Executive Plan, and the amount paid to the beneficiaries who would have received death benefits under the Executive Plan is less than what would otherwise have been payable under the Executive Plan, the difference between the two amounts may, in the sole discretion of the Committee, be distributed to the beneficiaries.

Section 8.7  Offset for Payments Under Law

If any benefit becomes payable to a Participant or his or her surviving spouse, joint annuitant or beneficiaries under any law now in force or hereafter enacted, and if the Committee determines that it is of the same general character as a benefit provided by the Executive Plan, then only the excess, if any, of the amount prescribed in the Executive Plan above the amount of the payment prescribed by law shall be payable under the Executive Plan. In those cases where the existence of an excess is not ascertainable by mere comparison because of such factors as differences in the beneficiaries or the time or methods of payment, the Committee shall have sole discretion to determine whether or not any excess exists and to make any adjustments necessary to carry out in a fair and equitable manner the spirit of this provision. Notwithstanding the foregoing, no benefit payable under the Executive Plan shall be reduced by reason of any governmental benefit or pension payable on account of military service, or by reason of any benefit provisions of the Social Security Act other than those related to disability.

SECTION 9.  SOURCE OF BENEFIT PAYMENTS

Section 9.1  Participating Company Liability

Where a Participant's Term of Employment includes service with more than one Participating Company, or with one or more Participating Companies and one or more non-participating corporations or partnerships, the last Participating Company to employ the Participant as an Executive prior to his or her Termination of Employment with entitlement to a benefit hereunder shall be primarily liable for the full benefit payable under the Executive Plan. However, if for any reason the primarily liable Participating Company fails to make timely payment of an amount due to or on behalf of a Participant, the Company shall be secondarily liable for the obligation to pay the amount due. A Participating Company's withdrawal from participation shall not affect that company's liability hereunder. In addition, the liability of a Participating Company shall not be affected by any action or inaction (on the part of the Participant, his or her surviving spouse, joint annuitant or beneficiaries, or any company) with respect to amounts owed, including but not limited to the granting of extensions of time or other indulgences, the failure to make timely demand, the failure to make timely payment or the failure to give notices of any type, other than as prescribed in Section 10.4.

Section 9.2  All Benefits Unfunded

All benefits payable under the Executive Plan shall be paid from the Company's or Participating Company's operating expenses, through the purchase of insurance from an insurance company, or through a trust established by the Company and/or the other Participating Companies for this purpose, as the Company may determine.

Section 9.3  No Right to Company Assets

Neither an Executive nor any other person shall acquire by reason of the Executive Plan any right in or title to any assets, funds or property of the Company or any other Participating Company, including, without limiting the generality of the foregoing, any specific funds, trust accounts or assets which any Participating Company, in its sole discretion, may earmark or set aside in anticipation of a liability under the Executive Plan. A Participating Company's obligation to pay any amounts under the Executive Plan shall be unfunded as to the Executive whose rights shall be those of a general unsecured creditor.

SECTION 10.  ADMINISTRATION

Section 10.1  Plan Sponsor

The Company shall be the sponsor of the Executive Plan as that term is defined in ERISA.

Section 10.2  Plan Administrator

The Executive Vice President-Human Resources of the Company shall be the Plan Administrator as that term is defined in ERISA. The Plan Administrator shall have the specific powers granted to him elsewhere in the Executive Plan and shall also have such other powers as may be necessary in order to administer the Executive Plan in his sole discretion, except for those powers granted or provided to be granted to others by the Executive Plan. The Plan Administrator shall determine conclusively for all parties all questions arising in the administration of the Executive Plan and, insofar as permitted by applicable law, any decision of the Plan Administrator shall not be subject to further review. The Plan Administrator, acting in his or her absolute discretion, shall have the duty and authority to interpret and construe the provisions of the Executive Plan and to decide all questions which may arise or be raised under the Executive Plan by any Executive, Participant, former Participant, beneficiary or any other person including, but not limited to all questions relating to eligibility to participate in the Executive Plan, the amount of service accrued by the Participant and the amount of the Executive Pension to which a Participant or his or her beneficiary may be entitled.

Section 10.3  Procedure To Approve and Deny Claims

The Committee shall have sole discretion to determine the rights of Participants (or their surviving spouses, joint annuitants or other beneficiaries) to benefits under the Executive Plan, and to authorize disbursements under the Executive Plan. In all questions relating to age and service for eligibility for any benefit under the Executive Plan, or relating to service and rates of pay for determining benefits payable under the Executive Plan, the decisions of the Committee, based upon the Executive Plan and upon the records of the Participating Companies employing the individual, shall be final insofar as permitted by applicable law. The Committee may adopt such rules of procedure as it may find appropriate. A claim for benefits under the Executive Plan shall be deemed denied unless the decision of the Committee is sent within 90 days of its receipt of the claim (or within 180 days, if the Committee extends the time by notifying the claimant in writing of the special circumstances requiring an extension and the date by which the decision is expected). If a claim is denied in whole or part by the Committee, it shall send a written decision stating (i) the specific reasons for the denial, making specific reference to pertinent provisions of the Executive Plan; (ii) what additional information, if any, would help perfect the claim for benefits; and (iii) what steps the claimant must take to submit the claim for review.

Section 10.4  Review Procedure

The Board of Directors of the Company shall serve as the final review committee, under the Executive Plan and ERISA, for the review of all claims appealed by Participants (or their surviving spouses, joint annuitants or other beneficiaries) whose initial claims for benefits have been denied, in whole or in part, by the Committee. Within 60 days after the date of a denial by the Committee, the claimant may file a written request for the Board of Directors of the Company to review the denial. Such request for review must be made in a timely manner for the purpose of seeking any further review of a decision or determining any entitlement to a benefit under the Executive Plan. In such a case, the Board of Directors of the Company shall conduct a full and fair review of the Committee's decision and notify the claimant in writing of the review decision, specifying the reasons for the decision and the provisions of the Executive Plan on which it is based. A claim shall be deemed denied unless the decision on appeal is sent within 60 days (or within 120 days, if the Board of Directors of the Company extends the time to respond by notifying the claimant in writing of the special circumstances requiring an extension of time).

Section 10.5  Further ERISA Rights

Any Participant (or surviving spouse, joint annuitant or other beneficiary) whose claim for benefits has been denied upon review shall have such further rights as are provided in section 503 of ERISA and the regulations thereunder. The Company, the Board of Directors of the Company, the Committee and the Executive Vice President-Human Resources of the Company shall retain such rights, authority and discretion as are provided or not expressly limited by section 503 of ERISA and the regulations thereunder.

Section 10.6  Named Fiduciaries

The Company, each Participating Company, the Board of Directors of the Company, the Committee and the Executive Vice President-Human Resources of the Company are each a named fiduciary to the Executive Plan as that term is used in ERISA with respect to the particular duties and responsibilities allocated to each of them. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Executive Plan.

Section 10.7  Allocation of Responsibilities

The Company, the Committee, the Executive Vice President-Human Resources of the Company and each Participating Company may designate in writing other persons to carry out their respective responsibilities under the Executive Plan and may employ persons to advise them with regard to any such responsibilities.

Section 10.8  Administrative Expenses

The expenses of administering the Executive Plan shall be apportioned among the Participating Companies, as determined by the Plan Administrator.

SECTION 11.  AMENDMENT AND TERMINATION

Section 11.1  Plan Amendment

The Company may from time to time make any changes in the Executive Plan which it deems appropriate, with or without notice to Participants, by appropriate action of its Board of Directors. In addition, the Plan Administrator, with the approval of the Executive Vice President--Human Resources and General Counsel of the Company, shall be authorized to make minor or administrative changes to the Executive Plan, as well as changes dictated by the requirements of federal or state statutes applicable to the Company or authorized or made desirable by such statutes. However, in recognition of the reliance placed upon the Executive Plan and its contractual nature in inducing the change in position caused by retirement, any such change or modification shall not result in the cessation or reduction of benefits to retired individuals or their surviving spouses or joint annuitants, nor shall such modification affect the rights of any individual to any benefit to which he or she may have previously become entitled under the Executive Plan.

Section 11.2  Plan Termination

At any time, for any reason, and with or without notice to Participants, the Company retains the right to terminate the Executive Plan in whole or in part by appropriate action of its Board of Directors, and each Participating Company retains the right to withdraw from the Executive Plan. Neither termination of the Executive Plan nor withdrawal by a Participating Company shall result the cessation or reduction of benefits to any retired Participant (or his or her surviving spouse, joint annuitant or other beneficiary), or affect the rights of any individual to any benefit to which he or she may have previously become entitled under the Executive Plan. A Participating Company's withdrawal from participation shall not affect that company's liability to provide benefits to a Participant as described in
Section 9.1 of the Executive Plan.

SECTION 12.  DEFINITIONS

     "Annuity Start Date" means the date as of which the Participant's or surviving spouse's Qualified Pension Benefit commences or is paid.

     "Applicable Interest Rate" has the same meaning as under the Salaried Pension Plan.

     "Basic Benefit" means the Total Benefit determined under the Basic Benefit formula, as set forth in Section 3.3.

     "Basic Rate" means the uniform percentage (5%) of a Participant's Pay or Cash Balance Conversion Pay (as applicable) that is used in conjunction with a Participant's Supplementary Rate to determine the ongoing monthly

Pay-based allocations credited to a Participant's Executive Account and to construct the opening balance of a Participant's Executive Account.

     "Cash Balance Benefit" means the Total Benefit determined under the cash balance benefit formula, as set forth in Section 3.5.

     "Cash Balance Conversion Pay" means a Participant's base pay for the 12 months ending June 30, 1996 (or, if earlier, the Participant's Termination of Employment after March 22, 1996, but before July 1, 1996), whether or not deferred, plus the Participant's Final Average Monthly STIP Awards for the 12 months ending June 30, 1996 (or, if earlier, the Participant's Termination of Employment after March 22, 1996, but before July 1, 1996), whether or not deferred. Any changes in the rate of base pay during the applicable computation period shall be taken into account.

     "Cash Balance Interest" means the monthly rate of interest which, when compounded, equals the effective annual rate of interest applicable to 30-year Constant Maturity Treasury securities for the second calendar month preceding the calendar quarter containing the relevant month, provided that in no event shall the annualized rate exceed 9% in any year through the end of the year 2000.

     "Cashout Factor" has  the same  meaning as under  the Salaried  Pension
Plan.

     "CFEP Executive" means a  Select Officer who meets the  requirements of
Section 2.4.

     "CFEP Factor" means the Cashout Factor that would have applied if the CFEP Executive had terminated employment as of December 30, 1996, but based on such Participant's age at his or her Annuity Start Date.

     "Committee" means the Compensation and Personnel Committee of the Board of Directors of the Company.

     "Company" means Pacific Telesis Group, a Nevada corporation, or its successors.

     "Effective Date" means,  with respect  to the initial  adoption of  the
Executive Plan,  July 1, 1995.   The  Effective Date of  this amendment  and
restatement is July 1, 1996.

     "Employee"  has the same meaning as under the Salaried Pension Plan.

     "Employer Group" has  the same  meaning as under  the Salaried  Pension
Plan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "Excess Plan" means the Pacific Telesis Group Excess Benefit Plan.

     "Executive" means an Officer of any Participating Company or any other Employee who is designated by the Committee to be within a Participating Company's executive group for purposes of the Executive Plan.

     "Executive Account" means the unfunded bookkeeping account established for each Participant to record the opening account balance, Pay-based allocations and Cash Balance Interest credits determined under Section 3.5. An account shall be maintained solely for record keeping purposes and without segregation of any assets.

     "Executive Pension" means the pension determined under Section 3.1.

     "Executive Plan" means the Pacific Telesis Group Executive Supplemental Cash Balance Plan.

     "Existing Participant" means an Executive who was a Participant on March 22, 1996, or who became a Participant after March 22 1996, but on or before June 30, 1996.

     "Final Annual Pay,"  which is used in determining the  death benefit in
Section 7.2(a)(1), means the Participant's annual rate of base pay (whether or not deferred) on the last day he or she was on the active payroll of a Participating Company plus the Participant's annual Standard Award as determined under the Short Term Incentive Plan on the last day he or she was on the active payroll.

     "Final Average Monthly Base Pay," which is used in determining the Regular Basic Benefit in Section 3.3(b)(1) and the Officer Minimum Benefit in Section 3.4(b)(1), means the average of the Participant's monthly rates of base pay, whether or not deferred, for the applicable period.

     "Final  Average Monthly STIP Award,"  as used in  Section 3.3(b)(1) and
Section 3.4(b)(1) means the average of the Participant's Monthly STIP Awards for the applicable period.

     "Intended Termination Month" means the month specified by the Committee following the close of the merger between the Company and SBC Communications Inc., as it may be amended by agreement of the parties.

     "Interest" means hypothetical earnings on an account balance, which shall be calculated in the manner determined by the Committee in its sole discretion. The Committee may, but is not required to, calculate Interest based on the interest rate used to calculate the Present Value of a Participant's Executive Pension as of a Participant's Annuity Start Date.

     "Joint Venture Employer" has the meaning set forth in the Salaried Pension Plan.

     "Mandatory Retirement Age" means age 65 for those Participants who meet the requirements of section 12(c)(1) of the Age Discrimination in Employment Act of 1967, as amended ("ADEA"); or as permitted under the ADEA, for those Participants for whom age is a bona fide occupational qualification within the meaning of section 4(f)(1) of the ADEA. There shall be no Mandatory Retirement Age for other Participants, if any.

     "Mid-Career  Account"  means  the  hypothetical   unfunded  bookkeeping
account established for a participant in the Mid-Career Plan.

     "Mid-Career Plan" means the hypothetical unfunded bookkeeping account established for a participant in the Mid-Career Plan.

     "Mid-Career Plan" means the Pacific Telesis Group Mid-Career Cash Balance Plan.

     "Monthly STIP Award" means, for any month in a calendar year, 1/12 of the Participant's annual Standard Award (whether or not deferred) as set forth under the Short Term Incentive Plan for that calendar year. In the case of Participants who were Employees on the Separation Date and who had participated in the PacTel Corporation Short Term Incentive Plan, the Monthly STIP Award for any month before April 1, 1994, during such participation means 1/12 of the Participant's annual standard award under the PacTel Corporation Short Term Incentive Plan, as adjusted for changes in position rate.

     "Officer" means an individual elected or appointed to, and serving in, one or more of the following positions:

     (1) a position with the Company described in the bylaws of the Company as that of an officer, other than an assistant officer position;

     (2) a position with Pacific Bell described in the bylaws of Pacific Bell as that of an officer, other than an assistant officer position; or

     (3) a position with any Participating Company for which there is in effect a specific designation by the Committee that the position shall be considered to be that of an Officer for purposes of the benefit and retirement plans.

An Officer also means a named Employee of any Participating Company for which there is in effect a specific designation by the Committee that the named Employee shall be included in the definition of "Officer" for purposes of the benefit and retirement plans.

     "Officer Minimum Benefit" means the Total Benefit determined under the Officer Minimum Benefit formula, as set forth in Section 3.3.

     "Officer Supplemental Benefit" means the Total Benefit determined under the Officer Supplemental Benefit formula, as set forth in Section 3.6.

     "PacTel Account Benefit," which is used to reduce the Officer Minimum Benefit in Section 3.4(b),means a monthly pension, commencing as of the Participant's Annuity Start Date, whose Present Value equals the sum of the following amounts:

     (1) the value of the Basic Account under the PacTel Retirement Plan on the Separation Date, plus Interest to the Annuity Start Date;

     (2)  the value of  the Variable  Account under the  PacTel   Retirement
Plan on the Separation Date, plus Interest to the Annuity Start Date;

     (3) the value of the Transition Account under the PacTel Retirement Plan on the Separation Date, plus Interest to the Annuity Start Date;

     (4) the amount of all withdrawals and distributions made from the Basic, Variable and Transition Accounts under the PacTel Retirement Plan prior to the Separation Date, plus Interest from the date of withdrawal to the Annuity Start Date; and

     (5) the value of the Participant's accounts attributable to Company contributions under the PacTel Corporation Excess Benefit Plan and the PacTel Corporation Deferred Compensation Plan as of the Separation Date, other than Company "matching" contributions, plus Interest to the Annuity Start Date. (As of the Separation Date, assets and liabilities attributable to these plans were transferred to the AirTouch Communications Excess Benefit Plan.)

     "PacTel Employee" means a Participant who was employed by PacTel Corporation or any of its subsidiaries (if such subsidiary was a participating company in the PacTel Corporation Employees Pension Plan) before the Separation Date.

     "PacTel Pension Benefit," which is used to reduce the Officer Minimum Benefit in Section 3.4(b), means the sum of the pensions payable at age 65 that were accrued as of the Separation Date under the AirTouch Communications Employees Pension Plan (other than any pension payable under Supplements A, B and C of that plan) and the AirTouch Communications Supplemental Executive Pension Plan, except that each pension shall be adjusted for early payment, under the terms of its plan in effect at the Separation Date, as if the Participant's annuity under the plan commenced on the Participant's Annuity Start Date under those plans, if received as a service pension, or on the Annuity Start Date under this Plan, if received as a vested pension.

     "PacTel Retirement Plan" means the defined contribution plan maintained by the Company before the Separation Date for the benefit of employees of PacTel Corporation and its subsidiaries. Its formal name was the PacTel Corporation Retirement Plan. (As of the Separation Date, assets and liabilities attributable to this plan were transferred to the AirTouch Communications Retirement Plan).

     "Participant" means an Employee described in Section 2.1 of the Executive Plan and, to the extent that other Employees who participated in the Executive Plan or a Predecessor Plan are specifically included, such other Employees.

     "Participating Companies" mean the Company and each other corporation or partnership that both (a) participates in the Salaried Pension Plan and
(b) has determined, with the concurrence of the Company's Board of Directors, to participate in this Plan.

     "Pay" means a Participant's base pay, whether or not deferred, plus the Participant's Standard Award, whether or not deferred. For purposes of determining the ongoing Pay-based allocations under Section 3.5, the Standard Award shall be taken into account in the month in which it is paid.

     "Plan Administrator" means the Executive Vice President-Human Resources of the Company, as set forth in Section 10.2.

     "Predecessor Plans" mean the Pacific Telesis Group Executive Non-Salaried Pension Plan, the Pacific Telesis Group Supplemental Executive Retirement Plan, and the minimum pension and related welfare and surviving spouse benefit provisions of the Pacific Telesis Group Executive Disability and Survivor Protection Plan (formerly called the Pacific Telesis Group Senior Management Long Term Disability and Survivor Protection Plan). It also means the predecessor plan to those plans, i.e., the Bell System Senior Management Non-Salaried Pension Plan.

     "Present Value" means a single sum which is actuarially equivalent to a monthly pension commencing as of a specified date and payable for the Participant's life determined by using Standard Factors.

     "Qualified Pension Benefit" means the part of a Participant's Total Benefit payable from the pension fund associated with the Salaried Pension Plan. Such benefit shall be adjusted for early payment if applicable and further adjusted for any additional pension actually payable after the Annuity Start Date due to increased limits under section 415 of the Internal Revenue Code. However, if a Participant is not an Executive at his or her Termination of Employment and if nonqualified pension benefits are payable under the Excess Plan due to limits under sections 401(a)(17) and 415 of the Internal Revenue Code, then the term Qualified Pension Benefit, for purposes of determining the appropriate offset, shall include the nonqualified pension benefits payable under the Excess Plan. Any ad hoc or other increases payable under the Salaried Pension Plan after the Annuity Start Date (other than increases due to section 415 limits) shall not be included in the amount of the Participant's Qualified Pension Benefit.

     "Regular Surviving Spouse Benefit" means the Total Benefit of the surviving spouse of an Existing Participant determined under the formula set forth in Section 6.3.

     "Salaried Pension Plan" means the Pacific Telesis Group Cash Balance Pension Plan for Salaried Employees.

     "Select Officer" means a Participant designated by the Committee or its delegate as providing services in the position then held by the Participant that are critical to the efficient operation of the Company through, and continuing after, the merger of the Company and SBC Communications Inc.

     "Separation Date" means April 1, 1994, the date as of which occurred the total and complete separation of the ownership of PacTel Corporation from the Company.

     "Short Term Incentive Plan" means the Pacific Telesis Group Short Term Incentive Plan and its predecessor plan.

     "Standard Award" shall have the meaning set forth in the Short Term Incentive Plan, which includes adjustments for changes in position rate.

     "Standard  Factor" has the same  meaning as under  the Salaried Pension
Plan.

     "Supplementary Rate" means the rate used to construct a Participant's opening account balance under Section 3.5(c) and to make ongoing Pay-based allocations to the Participant's Executive Account or Mid-Career Account. The Supplementary Rate of a Participant hired on or after July 1, 1996 shall be the percentage specified in Appendix A based on the Participant's age at hire, subject to any inconsistent or overriding provision in an employment agreement between the Participant and the Company.
  The Supplementary Rate of an Existing Participant shall be the rate that, in combination with the Participant's Basic Rate, is designed to provide a projected Total Benefit under the Executive Plan payable at age 65 that is a specified percentage of the projected Total Benefit that would have been payable to the Participant under the terms of the Salaried Pension Plan, Mid-Career Plan and Executive Plan as in effect at March 21, 1996. The Supplementary Rate of each Existing Participant is defined in an administrative document held by Executive Compensation and Benefits, the provisions of which are effective as of July 1, 1996, and not subject to amendment thereafter.

     "Surviving Spouse Cash Balance Benefit" means the Total Benefit of the surviving spouse of a Participant determined under the cash balance benefit formula in Section 6.4.

     "Term of Employment" means the number of years and months credited to the Participant as of the applicable determination date. A Participant's Term of Employment (i) includes all periods that the Participant was employed by the Company, other companies participating in the Salaried Pension Plan, certain Joint Venture Employers, and certain predecessor employers; (ii) does not include service before a break in service until such service is "bridged" as provided in the Salaried Pension Plan; and
(iii) excludes any period of employment which was transferred from the Salaried Pension Plan to the PacTel Corporation Employees Pension Plan effective before the Separation Date and was included in the Participant's service recognized by that plan as of the Separation Date.

     "Termination of Employment" has the same meaning as under the Salaried Pension Plan.

     "Total Account" means the hypothetical unfunded bookkeeping account established for each participant in the Excess Plan.

     "Total Benefit" means the benefit payable to a Participant (or surviving spouse, in the event of a Participant's death) under the Salaried Pension Plan and the Executive Plan.

     "Years of Credited Service" means the number of whole and partial years credited to the Participant for purposes of calculating the monthly pension under the Salaried Pension Plan except that, as provided in Section 3.2(c) above, if a Participant is not an Executive at his or her Termination of Employment, the years so credited under the Salaried Pension Plan after the Participant ceased serving as an Executive shall be disregarded. As provided under the Salaried Pension Plan as in effect at March 21, 1996, a Participant's Years of Credited Service (i) reflect an adjustment for part-time employment; (ii) do not include periods of service with a non-Participating Company without a transfer of assets and corresponding liabilities; (iii) do not include periods that the Participant was employed by PacTel Corporation (and its subsidiaries) between January 1, 1987, and the Separation Date unless the Participant was an Employee on the Separation Date and had been a full accrual participant under the PacTel Corporation Employees Pension Plan before the Separation Date; (iv) do not include periods of service before a break in service until such service is "bridged" as provided in the Salaried Pension Plan (provided, however, that for purposes of determining a Participant's Basic Benefit, Years of Credited
Service  shall include  any service  that could  be bridged  as of  June 30,
1996); and (v) are limited to the greater of 30 years or the actual years accrued as of December 31, 1994.

     "Years of Officer Service" means the number of whole and partial 365-day periods during which the Participant was continuously employed as an Officer of a Participating Company. In addition, Years of Officer Service include periods of service with other members of the Employer Group or Joint Venture Employers (non-Participating Companies) if such service is included in the Participant's Term of Employment and if the position in which the Participant served at the non-Participating Company is designated by the Committee to be the equivalent of an Officer position for purposes of this Plan. Such service with non-Participating Companies shall not be considered a break in the continuity of Years of Officer Service for purposes of Sections 3.3(a) and (b). If a Participant has a break in the continuity of Years of Officer Service which does not exceed six months, service before and after the break shall be included in the Participant's Years of Officer Service. However, if a Participant is reemployed after a break of more than six (6) months in the continuity of Years of Officer Service, the Participant's service before the break shall not be included in his or her Years of Officer Service until the Participant completes 5 Years of Officer Service after reemployment. Subject to these break-in-service rules, service as an Officer with a company that participated in a Predecessor Plan before the Separation Date (including PacTel Corporation) shall be included in the Participant's Years of Officer Service, regardless of whether or not such service is included in the Participant's Term of Employment after the Separation Date.

                      APPENDIX A -- SUPPLEMENTARY RATE


                                          Percentage of Pay
                   Age at Hire               Allocation
                   -----------            -----------------

                       40                      2.9%
                       41                      3.4%
                       42                      3.9%
                       43                      4.5%
                       44                      5.1%
                       45                      5.8%
                       46                      6.6%
                       47                      7.3%
                       48                      7.9%
                       49                      8.1%
                       50                      8.3%
                       51                      8.6%
                       52                      8.8%
                       53                      9.1%
                       54                      9.3%
                       55                      9.6%
                       56                      9.8%
                       57                     10.1%
                       58                     10.3%
                       59                     10.6%
                       60                     10.9%

                                               APPENDIX B -- OPENING BALANCE FACTORS

                                       Opening Balance Factors Under 1%/8% Cash Balance Plan
                                       (Based on Final Year's Pay and Service as of 6/30/96)

--------------------------------------------------------------------------------------------------------------------------
                                                           Months
      --------------------------------------------------------------------------------------------------------------------
Years     0         1         2         3         4         5         6         7         8         9        10        11
--------------------------------------------------------------------------------------------------------------------------

  0  0.0000    0.0009    0.0017    0.0026    0.0035    0.0043    0.0052    0.0061    0.0069    0.0078    0.0087    0.0095
  1  0.0104    0.0113    0.0122    0.0131    0.0140    0.0149    0.0158    0.0166    0.0175    0.0184    0.0193    0.0202
  2  0.0211    0.0220    0.0229    0.0239    0.0248    0.0257    0.0266    0.0275    0.0284    0.0294    0.0303    0.0312
  3  0.0321    0.0331    0.0340    0.0350    0.0359    0.0369    0.0379    0.0388    0.0398    0.0407    0.0417    0.0426
  4  0.0436    0.0446    0.0456    0.0466    0.0475    0.0485    0.0495    0.0505    0.0515    0.0525    0.0534    0.0544
  5  0.0554    0.0564    0.0574    0.0585    0.0595    0.0605    0.0615    0.0625    0.0635    0.0646    0.0656    0.0666
  6  0.0676    0.0687    0.0697    0.0708    0.0718    0.0729    0.0739    0.0750    0.0760    0.0771    0.0781    0.0792
  7  0.0802    0.0813    0.0824    0.0835    0.0846    0.0857    0.0868    0.0878    0.0889    0.0900    0.0911    0.0922
  8  0.0933    0.0944    0.0956    0.0967    0.0978    0.0989    0.1001    0.1012    0.1023    0.1034    0.1046    0.1057
  9  0.1068    0.1080    0.1091    0.1103    0.1114    0.1126    0.1138    0.1149    0.1161    0.1172    0.1184    0.1195
 10  0.1207    0.1219    0.1231    0.1243    0.1255    0.1267    0.1279    0.1291    0.1303    0.1315    0.1327    0.1339
 11  0.1351    0.1363    0.1376    0.1388    0.1401    0.1413    0.1426    0.1438    0.1450    0.1463    0.1475    0.1488
 12  0.1500    0.1513    0.1526    0.1539    0.1551    0.1564    0.1577    0.1590    0.1603    0.1616    0.1628    0.1641
 13  0.1654    0.1667    0.1681    0.1694    0.1707    0.1720    0.1734    0.1747    0.1760    0.1773    0.1787    0.1800
 14  0.1813    0.1827    0.1840    0.1854    0.1868    0.1881    0.1895    0.1909    0.1922    0.1936    0.1950    0.1963
 15  0.1977    0.1991    0.2005    0.2020    0.2034    0.2048    0.2062    0.2076    0.2090    0.2105    0.2119    0.2133
 16  0.2147    0.2162    0.2176    0.2191    0.2206    0.2220    0.2235    0.2250    0.2264    0.2279    0.2294    0.2308
 17  0.2323    0.2338    0.2353    0.2368    0.2383    0.2398    0.2414    0.2429    0.2444    0.2459    0.2474    0.2489
 18  0.2504    0.2520    0.2535    0.2551    0.2566    0.2582    0.2598    0.2613    0.2629    0.2644    0.2660    0.2675
 19  0.2691    0.2707    0.2723    0.2740    0.2756    0.2772    0.2788    0.2804    0.2820    0.2837    0.2853    0.2869
 20  0.2885    0.2902    0.2919    0.2935    0.2952    0.2969    0.2986    0.3002    0.3019    0.3036    0.3053    0.3069
 21  0.3086    0.3103    0.3120    0.3138    0.3155    0.3172    0.3189    0.3206    0.3223    0.3241    0.3258    0.3275
 22  0.3292    0.3310    0.3328    0.3346    0.3363    0.3381    0.3399    0.3417    0.3435    0.3453    0.3470    0.3488
 23  0.3506    0.3524    0.3543    0.3561    0.3580    0.3598    0.3617    0.3635    0.3653    0.3672    0.3690    0.3709
 24  0.3727    0.3746    0.3765    0.3784    0.3803    0.3822    0.3842    0.3861    0.3880    0.3899    0.3918    0.3937
 25  0.3956    0.3976    0.3995    0.4015    0.4035    0.4054    0.4074    0.4094    0.4113    0.4133    0.4153    0.4172



                                                                 29









                                          APPENDIX B -- OPENING BALANCE FACTORS (Cont'd.)


                                       Opening Balance Factors Under 1%/8% Cash Balance Plan
                                       (Based on Final Year's Pay and Service as of 6/30/96)

--------------------------------------------------------------------------------------------------------------------------
                                                           Months
      --------------------------------------------------------------------------------------------------------------------
Years     0         1         2         3         4         5         6         7         8         9        10        11
--------------------------------------------------------------------------------------------------------------------------

 26  0.4192    0.4212    0.4233    0.4253    0.4273    0.4294    0.4314    0.4334    0.4355    0.4375    0.4395    0.4416
 27  0.4436    0.4457    0.4478    0.4499    0.4520    0.4541    0.4562    0.4583    0.4604    0.4625    0.4646    0.4667
 28  0.4688    0.4710    0.4732    0.4753    0.4775    0.4797    0.4819    0.4840    0.4862    0.4884    0.4906    0.4927
 29  0.4949    0.4971    0.4994    0.5016    0.5039    0.5061    0.5084    0.5106    0.5128    0.5151    0.5173    0.5196
 30  0.5218    0.5241    0.5265    0.5288    0.5311    0.5334    0.5358    0.5381    0.5404    0.5427    0.5451    0.5474
 31  0.5497    0.5521    0.5545    0.5569    0.5593    0.5617    0.5641    0.5664    0.5688    0.5712    0.5736    0.5760
 32  0.5784    0.5809    0.5834    0.5859    0.5883    0.5908    0.5933    0.5958    0.5983    0.6008    0.6032    0.6057
 33  0.6082    0.6108    0.6133    0.6159    0.6184    0.6210    0.6236    0.6261    0.6287    0.6312    0.6338    0.6363
 34  0.6389    0.6416    0.6442    0.6469    0.6495    0.6522    0.6548    0.6575    0.6601    0.6628    0.6654    0.6681
 35  0.6707    0.6734    0.6762    0.6789    0.6816    0.6844    0.6871    0.6898    0.6926    0.6953    0.6980    0.7008
 36  0.7035    0.7063    0.7092    0.7120    0.7148    0.7176    0.7205    0.7233    0.7261    0.7289    0.7318    0.7346
 37  0.7374    0.7403    0.7433    0.7462    0.7491    0.7520    0.7550    0.7579    0.7608    0.7637    0.7667    0.7696
 38  0.7725    0.7755    0.7785    0.7816    0.7846    0.7876    0.7906    0.7936    0.7966    0.7997    0.8027    0.8057
 39  0.8087    0.8118    0.8149    0.8181    0.8212    0.8243    0.8274    0.8305    0.8336    0.8368    0.8399    0.8430
 40  0.8461    0.8493    0.8526    0.8558    0.8590    0.8622    0.8655    0.8687    0.8719    0.8751    0.8784    0.8816
 41  0.8848    0.8881    0.8915    0.8948    0.8981    0.9015    0.9048    0.9081    0.9115    0.9148    0.9181    0.9215
 42  0.9248    0.9283    0.9317    0.9352    0.9386    0.9421    0.9455    0.9490    0.9524    0.9559    0.9593    0.9628
 43  0.9662    0.9698    0.9733    0.9769    0.9804    0.9840    0.9876    0.9911    0.9947    0.9982    1.0018    1.0053
 44  1.0089    1.0126    1.0163    1.0199    1.0236    1.0273    1.0310    1.0346    1.0383    1.0420    1.0457    1.0493
 45  1.0530    1.0568    1.0606    1.0644    1.0682    1.0720    1.0759    1.0797    1.0835    1.0873    1.0911    1.0949
 46  1.0987    1.1026    1.1066    1.1105    1.1144    1.1183    1.1223    1.1262    1.1301    1.1340    1.1380    1.1419
 47  1.1458    1.1499    1.1539    1.1580    1.1621    1.1661    1.1702    1.1743    1.1783    1.1824    1.1865    1.1905






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